Exhibit 10.3

CurrencyWorks Technology Operating and License Agreement

This CURRENCYWORKS TECHNOLOGY OPERATING AND LICENSE AGREEMENT is entered into between CURRENCYWORKS USA, INC. (“CW”), a Nevada corporation, and EnderbyWorks, LLC, a Delaware limited liability company (“Company”), with effect as of July 6, 2021 (the “Effective Date”).

1.	NFT Platform Services and Company Responsibilities:

	(a)	Subject to the terms and conditions of this Agreement, CW will provide the NFT Platform Services more particularly set forth in Exhibit A hereto (the ”NFT Platform Services”) to Company so that Company may operate a marketplace via the NFT Platform Services and one or more websites, software applications, or other means to sell access to non-fungible digital tokens that will be stored on a blockchain compatible with the NFT Platform Services that represent a unique audio-visual work, set of works, or other rights, goods, or services (collectively, “NFTs”) relating to movies and movie related offerings (collectively, the “NFT Marketplace”).

	(b)	CW will support, maintain, enhance and upgrade the NFT Platform Services from time to time in accordance with general industry practices and its product roadmap. CW will use commercially reasonable efforts to ensure that the NFT Platform Services are available to Company throughout the Term (as defined below). As between the parties, CW will be responsible for (i) operating, hosting, and making available the NFT Platform Services, either itself or through its affiliates or sub-contractors.; (ii) reasonably assisting Company to resolve problems or issues with the NFT Platform Services; and (iii) ensuring that the NFT Platform Services do not infringe or misappropriate the intellectual property of any third party (for greater certainty, excluding any NFTs which are the responsibility of the Company).

	(c)	To facilitate Company’s use of the NFT Platform Services, CW shall provide Company access to CW’s client web-interface available via the NFT Platform Services (the “Client Portal”) using login and password credentials assigned to Company by CW (“Login Credentials’’). Company may utilize the Client Portal to establish, manage and modify the NFT Marketplace and to obtain information regarding its offering of NFTs in connection with the NFT Marketplace. Company shall protect the security and confidentiality of its Login Credentials; provided that Company acknowledges and agrees that all actions performed through the Client Portal concerning the NFT Platform Services with use of the Company’s Login Credentials are considered performed by Company, are Company’s sole responsibility and CW shall not bear responsibility for unauthorized use of Company’s Login Credentials by third parties.

	(d)	Company will either itself or through its affiliates or sub-contractors be responsible for (i) making available (and clearing for all intellectual property and insurance purposes) all copyrighted works, marks, logos, images, sounds, videos, multimedia elements, text, graphics and other materials and content (the “Creative Content”) as reasonably necessary for CW to make the Deliverables and for Company to utilize the NFT Platform Services to offer the NFT Marketplace; (ii) offering the NFT Marketplace to end users, including the operation of any primary or secondary markets; and (iii) all end user management in the operation of the NFT Marketplace. For greater certainty, as between CW and its affiliates or sub-contractors (other than Company), on the one hand, and Company and its affiliates (other than CW), on the other hand, Company accepts all responsibility for the Creative Content, use and operation of the NFT Marketplace, and the offering of NFTs or any marketplaces in connection therewith to end users anywhere in the world.

2.	Company Responsibilities:

	(a)	Subject to the terms and conditions of this Agreement, Company will fully cooperate with CW as necessary for CW to perform its obligations under this Agreement.

	(b)	Company shall not, directly or indirectly, manipulate, alter, copy, modify or interfere with the operation of the NFT Platform Services. Company shall utilize the NFT Platform Services solely to implement the NFT Marketplace and not to operate any other marketplace or otherwise provide or resell services to any third party. In addition, Company shall promptly notify CW if Company suspects that any third party may be tampering with, abusing or manipulating the NFT Platform Services.

	(c)	Company shall be solely and exclusively responsible for the operation of the NFT Marketplace and the Company Data (as defined in Section 5(b) below). CW shall have no responsibility to review, approve or monitor the NFT Marketplace other than in respect of the technical operation of the NFT Platform Service. Company may utilize the NFT Platform Services to establish the NFT Marketplace, but Company is solely responsible for ensuring that the NFT Marketplace and each NFT is compliant with all applicable laws and regulations, and that they do not infringe or misappropriate the intellectual property of any third party in connection with its conduct of the NFT Marketplace using the NFT Platform Services. Company shall be solely responsible for procuring any Creative Content necessary for the NFT Marketplace for utilizing the NFT Platform Services to provide any NFTs to end users. To the extent that Company offers any NFTs via any primary or secondary market, it will do so in accordance with all applicable laws, including those relating to taxes, sweepstakes, lotteries and games of chance, consumer protection, and advertising.

3.	Data and Information Generally:

	(a)	CW shall provide Company with access to online reports of NFT Platform Services, which reports shall include details regarding the level of online interaction between end users and the NFT Platform Services, the operation of the NFT Platform Services, and such other details as may be specified from time to time (“Reports”).

	(b)	All Personally Identifiable Information and End User Information shall be the property of Company, stored on the servers and networks operated by CW and its affiliates as part of the NFT Platform Services.

	(c)	Each Party will, and will ensure that its affiliates or sub-contractors also will, deploy commercially reasonable safeguards to protect all End User Information (regardless of how it is stored) against loss, theft, or any unauthorized access, disclosure, copying, use or modification. To the extent that any Party accesses, or permits anyone else to access, End User Information, it will deploy commercially reasonable safeguards to protect all End User Information (regardless of how it is stored) against loss, theft, or any unauthorized access, disclosure, copying, use or modification.

	(d)	Prior to the launch of the NFT Marketplace, Company will provide CW with a copy of its end user privacy policy and terms and conditions applicable to the collection, use, storage and transmittal of End User Information as part of the NFT Marketplace, as well as the legal terms for the operation of the NFT Marketplace, so that CW can confirm its compliance therewith in accordance with its posted end user terms. Company will be responsible for maintaining end user terms and conditions, including privacy terms and consents, in compliance with applicable laws, as well as in compliance with CW’s own similar end user terms as it relates to the NFT Platform Services.

(e)	Company grants to CW a royalty-free, worldwide, perpetual license to use End User Information (i) solely in aggregate and anonymized form (such that it cannot be attributed to Company or to any particular end ser), to improve its products and services, including the NFT Platform Services, and as part of routine analysis and platform improvement, and (ii) to the extent that the NFT Platform Services allow end users to access the NFT Platform Services for marketplaces other than the NFT Marketplace contemplated hereunder, for such uses as opted into by the end user. Except as expressly disclosed in writing is applicable privacy policies and end user terms, as well as applicable laws, and further except as strictly necessary with its affiliates in order to properly perform under this Agreement, CW shall never sell, trade, or share End User Information, personally identifiable information, or any Company Data used in connection with its products and services.

(f)	Notwithstanding anything to the contrary contained herein, Company agrees that it shall use the End User Information only: (i) in accordance with all applicable federal, state, provincial and local laws and regulations; (ii) in accordance with all applicable end user terms and privacy policies under which the End User Information was obtained; and (iii) for the purpose of managing the NFT Marketplace using the NFT Platform Services. Unless otherwise agreed in a business associate agreement, Company acknowledges that CW is not a Business Associate or subcontractor (as those terms are defined in the Health Insurance Portability and Accountability Act and related amendments and regulations as updated or replaced “HIPAA”) and that the NFT Platform Services are not HIPAA compliant. Company must not submit, collect or use any “protected health information” as defined in 45 CFR §160.103, with or to the NFT Platform Services, unless and until a business associate agreement is executed and Company is in compliance with the obligations therein.

4.	NFT Development and Other Professional Services: From time to time during the Term, Company may request that CW perform certain professional services, in addition to the NFT Platform Services, for the Company in connection with the NFT Marketplace, including the development, creation and minting of one or more NFTs or bundles of NFTs based on Creative Content supplied by Company (collectively, “Professional Services”). In connection with that:

(a)	Any Professional Services will be mutually agreed by the parties in writing and set forth in a statement of work or purchase order describing in detail the scope of the Professional Services. Notwithstanding the foregoing, Company and CW agree that the fees for all such Professional Services shall be performed on a” cost plus” basis calculated as follows: (i) CW’s actual costs and expenses in rendering such Professional Services, to be reimbursed therefor in accordance with Company’s normal policies and practices, plus (ii) 15% of the amounts set out in the foregoing subsection (i) to compensate the administrative costs to perform those Professional Services.

(b)	CW shall provide such Professional Services to Company in accordance with any such statement of work and this Agreement.

(c)	CW shall not be liable for any deficiency or delay in performing Professional Services if such deficiency or delay results from Company’s failure to provide reasonable access to personnel and resources (including any Creative Content) as set forth in, or as reasonably required by, the statement of work.

(d)	For greater certainty, Professional Services do not include any services to be provided by CW as a member of Company pursuant to the Member Services Agreement; the intent of the parties is that Professional Services relate solely to services involving the NFT Platform Services such as the creation of NFTs or similar technological matters.

5.	Intellectual Property.

	(a)	The NFT Platform Services and all technology, software, designs or other work made or offered by CW and its affiliates to Company hereunder, including all upgrades, enhancements, patches, corrections and improvements thereto (collectively, the “CW Technology”) is and will at all times remain fully vested in CW and its licensors. During the Term, CW hereby grants Company a limited, non-exclusive, non-transferable license to use CW Technology as necessary to facilitate, manage and operate the delivery of the NFT Marketplace in accordance with the terms set forth herein. Company shall not, nor shall it permit others to: (i) use the CW Technology for purposes other than those set forth herein; (ii) download, copy, recreate, disassemble, modify, translate, reverse engineer or decompile the CW Technology or any portion therein; (iii) tamper or interfere with the CW Technology or any portion therein, or (iv) assign, sell, sub-license, lease, or otherwise transfer Company’s right to use the CW Technology or any portion therein.

	(b)	Notwithstanding the foregoing, all data and content originating with Company (or its affiliates other than CW) and owned or controlled by Company (or its affiliates other than CW) that Company (itself or through its affiliates other than CW) provides to CW to enable or facilitate NFT Platform Services (“Company Data”) is and will remain the property of Company, for greater certainty including all End User Information and all Creative Content. Company represents and warrants that neither the content nor form of the Company Data, nor the use by CW of the Company Data in accordance with the terms of this Agreement, shall violate any rights of third parties or any applicable laws, rules and regulations. Company hereby grants CW and its affiliates a non-exclusive, royalty-free, worldwide license to use, copy, distribute, format, display and/or modify such Company Data solely in connection with CW’s performance of the NFT Platform Services. For greater certainty, except as set out in Section 3(e) above, CW may not share this data with any other party other than its affiliates for whom it remains fully responsible or use this data as part of the NFT Platform Services provided to any other person without the express written permission of Company.

	(c)	To the extent that, as part of the services described in Section 4 above, CW develops NFTs or bundles of NFTs to be sold on the NFT Marketplace based on Creative Content, or any other deliverables based on Company Data (collectively, “Deliverables”), CW acknowledges and agrees that all such Deliverables are “works made for hire” and will be fully owned by Company. To the extent the foregoing is ineffective to fully vest in Company all right, title or interest therein, Company hereby assigns and agrees to assign all right, title and interest (including all intellectual property rights) in and to such Deliverables to Company, and hereby waives and agrees to waive all moral rights therein. This subsection (c) shall not apply the NFT Platform Services or any upgrades, enhancements, patches, corrections or improvements thereto or to any other CW Technology, which shall be fully owned and licensed as set out in subsection (a) above.

6.	Fees and Payments:

	(a)	Fees for all Services hereunder (“Fees”) will be as set out in this Agreement: (i) the fees for NFT Platform Services shall be as set forth in Exhibit A; (ii) the fees for Professional Services shall be as set out in subsection 4(a) above.

	(b)	If Company fails to pay the Fees when due, CW shall be entitled to suspend performance of the NFT Platform Services until such Fees have been paid. In addition, CW may charge, and Company will pay, a late fee on all past due amounts at the rate of 2.5% per month or, if lower, the maximum rate permitted by applicable law.

	(c)	Company will pay CW within 30 days of receiving a valid invoice in accordance herewith. CW’s invoice will include a report on the services performed together with an accounting of the costs and expenses of CW spent providing the Services, if applicable. The parties may agree from time to time on the frequency of submission of invoices, the method of payment, and the time for payment.

(d)	Fees are exclusive of Applicable Taxes (defined below). From time to time, CW will advise Company of CW’s sales or service tax number and will be responsible for collecting from Company and remitting all applicable excise, sales, goods and services, and use taxes imposed by any federal, state, provincial, municipal or other governmental authority (each an “Applicable Tax”) on the Services. Company will pay all such Applicable Taxes to CW. If CW is or becomes exempt from collecting any Applicable Tax from Company, or if Company believes itself to be exempt from any requirement to pay any Applicable Tax to Company, the parties will notify each other as appropriate and provide reasonable evidence of such exemption.

7.	Warranty and Disclaimer:

	(a)	Each party represents and warrants to the other party that: (i) such party has the power and authority to enter into and perform its obligations under this Agreement; (ii) to the best of such party’s knowledge, it currently has no restrictions that would impair its ability to perform its obligations under this Agreement; (iii) such party will comply with all federal, provincial, state and local laws and regulations applicable to the performance of its obligations hereunder and will obtain all applicable permits, permissions, and licenses required of it in connection with its obligations hereunder; and (iv) such party will perform all obligations hereunder in good faith to reasonable industry standards.

	(b)	CW further represents and warrants to Company that (i) CW will ensure to obtain all rights necessary to create, host, operate and/or provide the NFT Platform Services; and (ii) the NFT Platform Services themselves (as opposed to any of Company’s use, such as for Creative Content, for which Company assumes all responsibility under Sections 2(c) and 8(b)) will use commercially reasonable efforts to ensure all applicable laws or regulations are followed.

	(c)	EXCEPT FOR THE FOREGOING, CW MAKES NO WARRANTY, REPRESENTATION OR CONDITION OF ANY KIND AND HEREBY DISCLAIMS ALL WARRANTIES, REPRESENTATIONS AND CONDITIONS, EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY, NONINFRINGEMENT AND FITNESS FOR A PARTICULAR PURPOSE. CW MAKES NO WARRANTY OR GUARANTY OF ANY KIND ABOUT ANY COMPLIANCE OF THE NFT MARKETPLACE WITH LAW OR REGULATION, NOR OF THE RESULTS OF ANY NFT MARKETPLACE. COMPANY ACKNOWLEDGES THAT: (i) THE NFT PLATFORM SERVICES HAVE NOT BEEN SPECIFICALLY DESIGNED TO MEET COMPANY’S INDIVIDUAL REQUIREMENTS; AND (ii) THE SERVICE WILL NOT BE ERROR-FREE, UNINTERRUPTED, FREE FROM UNAUTHORIZED ACCESS (INCLUDING THIRD PARTY HACKERS OR DENIAL OF SERVICE ATTACKS), OR THAT ALL MESSAGES WILL BE DELIVERED.

	(d)	COMPANY AGREES THAT, WITH RESPECT TO THE NFT PLATFORM SERVICE, CW WILL NOT BE LIABLE WHETHER IN CONTRACT, TORT, OR STRICT LIABILITY TO COMPANY OR ANY THIRD PARTY FOR: (I) ANY MESSAGES OR DATA DELETED OR NOT DELIVERED, REGARDLESS OF THE REASON FOR DELETION OR NONDELIVERY, INCLUDING, WITHOUT LIMITATION, TRANSMISSION ERRORS, OR DELIVERY NETWORKS, NETWORK OPERATOR AND/OR SERVICE FAILURES; (II) THE ACCURACY OF INFORMATION PROVIDED THROUGH THE SERVICE; (III) PROBLEMS RELATED TO COMPANY OR USER ERROR OR PROBLEMS RELATED TO ANY THIRD PARTY; (IV) ANY ACTIONS TAKEN BY NETWORK OPERATORS, INCLUDING FILTERING OF CONTENT OR SERVICE SUSPENSIONS; (V) ANY FRAUDLENT ACTIVITY CAUSED BY A THIRD PARTY IN CONNECTION WITH THE SERVICE; AND (VI) CAUSES BEYOND THE REASONABLE CONTROL OF CW.

8.	Indemnification:

	(a)	By CW. CW shall defend Company, its affiliates (other than CW), and their respective officers, directors and employees (collectively, “Company Indemnitees”), from and against any and all claims by any third party arising from (i) infringement or misappropriation of third party U.S. or Canadian intellectual property rights arising from the provision of the NFT Platform Services (excluding any claims to the extent arising from combination of the NFT Platform Services with any other materials, software or services, including Creative Content) and/or (ii) the gross negligence or willful misconduct of CW, and CW will indemnify and hold harmless the Company Indemnitees from and against any resulting damages, costs and expenses (including reasonable attorneys’ fees) awarded to a third party by an adjudicatory body of competent jurisdiction (collectively, “Liabilities”); provided that CW shall have no obligation to indemnify any Company Indemnitee with respect to any Liabilities to the extent such Liabilities arise out of or relate to (A) Company’s breach of any warranty, representation or covenant hereunder; or (B) the gross negligence or willful misconduct of any Company Indemnitee.

	(b)	By Company. Company shall defend CW and its affiliates (other than CW), and their respective officers, directors and employees (collectively, “CW Indemnitees”), from and against any and all claims by any third party arising from (i) infringement or misappropriation of third party U.S. or Canadian intellectual property rights arising from the provision of the Company Data (excluding any claims to the extent arising from combination of the Company Data with any other content or information not supplied by Company Indemnitees) and/or (ii) Company’s use of the NFT Platform Services, including without limitation the conduct of the NFT Marketplace, the offering of any NFTs, and Creative Content featured in any NFTs, and/or (iii) the gross negligence or willful misconduct of Company, and Company will indemnify and hold harmless the CW Indemnitees from and against any resulting Liabilities; provided that Company shall have no obligation to indemnify any CW Indemnitee with respect to any Liabilities to the extent such Liabilities arise out of or relate to (A) CW’s breach of any warranty, representation or covenant hereunder; or (B) the gross negligence or willful misconduct of any CW Indemnitee.

	(c)	Indemnification Procedure: The party seeking indemnification hereunder (the ”Indemnified Party”) shall promptly notify the other party (“Indemnifying Party”) of any loss, claim, damage, liability or action in respect of which the Indemnified Party intends to claim indemnification hereunder (“Claim”), within thirty (30) days after the Indemnified Party has notice of such (including a copy of any claim or lawsuit); provided, however, that failure to provide such notice within such timeframe shall not relieve the Indemnifying Party of its indemnification obligations unless the Indemnifying Party was materially prejudiced by such late notice. Any Party liable to provide indemnification hereunder shall be entitled, at its option, to exercise sole and exclusive control of the defense and settlement of any claim for which it is obligated to provide indemnification under this Section 8. The Indemnified Party shall reasonably cooperate in the investigation, defense and settlement of any claim for which indemnification is sought hereunder and shall provide prompt notice of any such claim or reasonably expected claim to the Indemnifying Party. An Indemnified Party shall have the right to retain its own separate legal counsel at its own expense.

9.	Confidentiality:

	(a)	Each party agrees that all business, technical and financial information it obtains from the other party that is marked “Confidential” or “Proprietary” (“Proprietary Information”) is the confidential property of the disclosing party. Except as expressly allowed herein or as required by law, regulation or court order, the receiving party will hold in confidence and not use or disclose any Proprietary Information of the disclosing party during the Term and for two (2) years thereafter. Each party will be deemed to have met its obligations hereunder if it treats the other party’s Proprietary Information with the same degree of confidentiality it affords its own sensitive business information, but no less than a reasonable standard of care.

	(b)	The receiving party shall not be obligated under this Section 9 with respect to information the receiving party can document: (i) is or has become readily publicly available without restriction through no fault of the receiving party or its employees or agents; (ii) is received without restriction from a third party lawfully in possession of such information; (iii) was rightfully in the possession of the receiving party without restriction prior to its disclosure by the other party; or (iv) was independently developed by employees or consultants of the receiving party without access to such Proprietary Information.

	(c)	To the extent the receiving party is required to disclose Proprietary Information of the disclosing party by a court of competent jurisdiction, by any governmental agency having supervisory authority over the business of the disclosing party, or by any administrative body or legislative body (including a committee thereof) with jurisdiction to order the receiving party to divulge, disclose or make accessible such information; the receiving party shall have the right to disclose such Proprietary Information; provided that, the receiving party shall (i) promptly notify the disclosing party of such order (to the extent permitted under applicable law or regulation), (ii) at the written request of the disclosing party, cooperate with the disclosing party to contest such order at the sole expense of the disclosing party, (iii) at the written request of the disclosing party, seek to obtain at the sole expense of the disclosing party such confidential treatment as may be available under applicable laws for any information disclosed under such order; and (iv) disclose only such Proprietary Information as is reasonably required to be disclosed.

	(d)	Upon termination or expiration of this Agreement, or at the request of the disclosing party, the receiving party shall (at its option) return the disclosing party’s Proprietary Information to the disclosing party, or destroy it (by reasonably secure means to the extent electronic) and, upon the disclosing party’s request, certify that it has taken such action. Thereafter, the receiving party will not directly or indirectly perform or permit any restoration or recovery of any electronic data, whether through archives, undeletion, forensics or otherwise.

10.	Limit and Exclusion of Liability: EXCEPT WITH REGARD TO ITS INDEMNIFICATION OBLIGATIONS UNDER SECTION 8(a) ABOVE OR WITH RESPECT TO DAMAGES ARISING FROM BREACH OF THE CONFIDENTIALITY OBLIGATIONS OF SECTION 9, IN NO EVENT SHALL CW BE LIABLE TO COMPANY UNDER CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL THEORY FOR (I) ANY SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR RELATED TO THE SUBJECT MATTER OF THIS AGREEMENT, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, (II) ANY AMOUNT IN AGGREGATE OF THE REVENUE RECEIVED BY CW PURSUANT TO THIS AGREEMENT IN THE TWELVE (12) MONTHS PRIOR TO THE DATE ON WHICH THE CAUSE OF ACTION AROSE, (III) ANY COST OF PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES, OR (IV) ANY LOST PROFITS, COSTS OF DELAY, BUSINESS INTERRUPTION, OR COSTS OF LOST OR DAMAGED DATA OR MESSAGES.

11.	Term and Termination:

	(a)	This Agreement shall continue for the term set out in Exhibit A. Upon expiration of the then-current term of this Agreement, this Agreement shall automatically renew for a subsequent month-by-month term unless either party provides written notice of non-renewal at least fifteen (15) days prior to the expiration of the then-current term.

(b)	In the event of a substantial, material breach of this Agreement by a party, the non- breaching party may request to terminate this Agreement by delivery of written notice of termination to the breaching party, specifying the details of the breach known to such party; such request much be made thirty (30) days after the date of such breach unless the breaching party cures such breach within that thirty (30) day period and is agreed upon by both parties.

12.	Notice: All notices and requests in connection with this Agreement shall be deemed given when personally delivered, upon delivery via a nationally recognized overnight courier (e.g., FedEx), or certified or registered, return receipt requested, and addressed to the address set forth above or on an applicable order form or statement of work, or to such other address as such party last provided to the other by written notice.

13.	Miscellaneous:

	(a)	Each party shall be and act as an independent contractor and not as partner, joint venturer, or agent of the other. Nothing contained herein shall be deemed to create a relationship of joint venture, principal and agent, partnership or similar relationship between the parties and neither party shall hold itself out to the contrary. Nothing contained herein shall be deemed to allow either party to create or assume any obligations on behalf of the other party for any purpose whatsoever.

	(b)	This Agreement and the rights, obligations and licenses herein, shall be binding upon, and inure to the benefit of, the parties hereto and their respective heirs, successors, assigns, and personal representatives. Neither party shall assign this Agreement in whole or part without the prior written consent of the other party except that either party may assign this Agreement without consent in connection with a merger, reorganization or sale of a substantial all of a party’s assets.

	(c)	This Agreement, including all exhibits and appendices hereto, contains the entire understanding of the parties regarding its subject matter and supersedes any and all other agreements and understandings, whether oral or written, with respect to the subject matters covered herein. No changes or modifications or waivers are to be made to this Agreement unless evidenced in writing and signed for and on behalf of both parties.

	(d)	If any portion of this Agreement is held to be illegal or unenforceable by a court of competent jurisdiction, that portion shall be restated, eliminated or limited to the minimum extent necessary so that this Agreement shall reflect as nearly as possible the original intention of the parties and the remainder of this Agreement shall remain in full force and effect.

	(e)	This Agreement and all related documents, including all exhibits attached hereto, and all matters arising out of or relating to this Agreement, whether sounding in contract, tort, or statute are governed by, and construed in accordance with, the laws of the State of California, United States of America (including its statutes of limitations), without giving effect to the conflict of laws provisions thereof to the extent such principles or rules would require or permit the application of the laws of any jurisdiction other than those of the State of California.

	(f)	Each party irrevocably and unconditionally agrees that it will not commence any action, litigation, or proceeding of any kind whatsoever against any other party in any way arising from or relating to this Agreement and all contemplated transactions, including, but not limited to, contract, equity, tort, fraud, and statutory claims, in any forum other than the state and/or federal courts located in the county of Los Angeles, state of California, and any appellate court from any thereof. Each party irrevocably and unconditionally submits to the exclusive jurisdiction of such courts and agrees to bring any such action, litigation, or proceeding only in such courts. Each party agrees that a final judgment in any such action, litigation, or proceeding is conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(g)	This Agreement may be executed in separate counterparts (including by electronic counterparts) which, taken together, shall constitute one agreement.

(h)	The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(i)	Ambiguities, inconsistencies or conflicts in this Agreement will not be strictly construed against either party but will be resolved by applying the most reasonable interpretation under the circumstances, giving full consideration to the parties’ intentions at the time this Agreement is entered into and common practice in the industry.

IN WITNESS WHEREOF, the parties have executed this Agreement:

CURRENCYWORKS USA, INC.	ENDERBYWORKS, LLC

/s/ Cameron Chell	/s/ Don Monaco
Signature	Signature

Name:	Cameron Chell	Name:	Don Monaco
Title:	Chairman	Title:	Manager

Address for Notice:	Address for Notice:
561 Indiana Court	561 Indiana Court
Los Angeles, CA 90291	Los Angeles, CA 90291

EXHIBIT A: NFT Platform Services and Related Services

A. NFT Platform Services: To be provided within thirty (30) days of the Effective Date.

B. Fees: NFT Platform Services: Initially, USD$15,000/month plus Applicable Taxes, if any. Within the first thirty (30) days of every calendar quarter, CW shall review its actual costs and expenses to provide NFT Platform Services for the previous quarter, charge or credit the Company for any variance for the previous quarter, and set the monthly rate for the current quarter.

Professional Services: See Section 4(a) of Agreement.

C. Term: The term of this Agreement shall commence as of the Effective Date and shall continue for ten (10) years (the “Initial Term”), and the term may be extended pursuant to a written extension agreement between the parties (each an “Extension Term”), unless Company provides written notice of termination prior to the expiration of the Initial Term, or any Extension Term. The “Term” shall be the Initial Term, and if extended pursuant to the foregoing, any Extension Term.

D. Professional Services: Develop one or more NFTs based on the “Zero Contact” motion picture as agreed by the parties from time to time for sale on the NFT Marketplace.

E. Other Terms: None.

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